UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 23, 2006

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2006, the Company's Board of Directors approved the following:

-	The 2006 International Marketing Officer Bonus Program effective January 1, 2006 for the year ending December 31, 2006.

-	The 2006 Domestic Marketing Officer Bonus Program effective January 1, 2006 for the year ending December 31, 2006.

-

The National Western Life Insurance Company Harvest Nonqualified Deferred Compensation Plan. This Plan is effective January 1, 2006 and provides incentive bonuses to eligible Participating Agents to motivate them to sell Company products, to align their financial interests with those of the Company, and to reward and encourage long-term, productive relationships with the Company.

Item 5.02. Appointment of Principal Officers

On June 23, 2006, the Company's Board of Directors approved the promotion of Scott E. Arendale to the position of Senior Vice President - International Marketing, effective immediately.

Item 9.01. Financial Statements and Exhibits.

( d ) Exhibits

Exhibit
Number	Description

10(bi)	2006 International Marketing Officer Bonus Program.

10(bj)	2006 Domestic Marketing Officer Bonus Program.

10(bk)	National Western Life Insurance Company Harvest Nonqualified Deferred Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: June 29, 2006	By:	/S/ Brian M. Pribyl

Brian M. Pribyl
Senior Vice President
Chief Financial & Administrative Officer
and Treasurer

EXHIBIT INDEX
Exhibit
Number	Description

10(bi)	2006 International Marketing Officer Bonus Program.

10(bj)	2006 Domestic Marketing Officer Bonus Program.

10(bk)	National Western Life Insurance Company Harvest Nonqualified Deferred Compensation Plan.